UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 1150, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 12, 2013, Preferred Apartment Communities, Inc. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Wunderlich Securities, Inc., as representative of the underwriters named in the Underwriting Agreement (the "Underwriters") with respect to the underwritten public offering (the "Offering") of 3,870,968 shares (the "Shares") of common stock, par value $0.01 per share, of the Company (the "Common Stock"), at a public offering price of $7.75 per share.  Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to 580,645 additional shares of Common Stock.

The net proceeds of the Offering to the Company are estimated to be approximately $28.1 million, after deducting underwriting discounts and commissions and estimated expenses of the Offering (or approximately $32.3 million if the Underwriters exercise their option to purchase additional shares of Common Stock in full).  The Company intends to use the net proceeds from the Offering, including net proceeds from any exercise by the underwriters of their option to purchase additional shares of Common Stock, to repay outstanding indebtedness under the Company’s existing senior secured revolving credit facility, and any remainder for other general corporate purposes, including making investments in accordance with the Company’s investment objectives.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The offering of the Shares was conducted pursuant to the Company's effective shelf registration statement filed with the Securities and Exchange Commission (the "SEC") on Form S-3 (File No. 333-188677).  A prospectus supplement relating to the Offering has been filed with the SEC.

The foregoing summary is qualified by reference to the Underwriting Agreement which is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein and in the above-referenced shelf registration statement by reference.

Item 7.01    Regulation FD Disclosure

The Company issued press releases on November 11, 2013 and November 12, 2013, copies of which are furnished as Exhibits 99.1 and 99.2 hereto, respectively.

This information, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. This information, including the exhibits, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any of those filings.

Item 8.01    Other Events.

On November 15, 2013, the Company completed the Offering of the Shares. The net proceeds from the Offering, after deducting underwriting discounts and commissions and estimated expenses of the Offering, was approximately $28.1 million.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits.

1.1	Underwriting Agreement dated as of November 12, 2013 between Preferred Apartment Communities, Inc. and Wunderlich Securities, Inc., as representative of the Underwriters named therein.
5.1	Opinion of Venable LLP
23.1	Consent of Venable LLP (included in Exhibit 5.1)
99.1	Press Release issued November 11, 2013
99.2	Press Release issued November 12, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: November 15, 2013	By:	/s/ John A. Williams
John A. Williams
Chief Executive Officer

EXHIBIT INDEX

1.1	Underwriting Agreement dated as of November 12, 2013 between Preferred Apartment Communities, Inc. and Wunderlich Securities, Inc., as representative of the Underwriters named therein.
5.1	Opinion of Venable LLP
23.1	Consent of Venable LLP (included in Exhibit 5.1)
99.1	Press Release issued November 11, 2013
99.2	Press Release issued November 12, 2013